As filed with the Securities and Exchange Commission on May 14, 2003
                                                     Registration No. 333-85016

                                   UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549
                              _______________________

                         Post-effective Amendment No. 1 to
                                      Form S-3

                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933
                             __________________________

                              EXXON MOBIL CORPORATION
               (Exact Name of Registrant as Specified in Its Charter)


                 New Jersey                        13-5409005
        (State or Other Jurisdiction of        (I.R.S. Employer Identification
         Incorporation or Organization)         Number)



                             5959 Las Colinas Blvd.
                                 Irving, Texas
                                  75039-2298
                                (972) 444-1000
                      (Address, Including Zip Code, and
                       Telephone Number, Including Area
                       Code, of Registrant's Principal
                              Executive Offices)

                           Frank A. Risch, Treasurer
                            Exxon Mobil Corporation
                             5959 Las Colinas Blvd.
                                 Irving, Texas
                                  75039-2298
                                 972-444-1000
                      (Name, Address, Including Zip Code,
                       and Telephone Number, Including
                       Area Code, of Agent For Service)
                        _____________________________

      Approximate date of commencement of proposed sale to the public: as soon as practicable after this registration statement becomes effective.
      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ___
      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or
interest reinvestment plans, check the following box.   X
                                                       ___
      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___
      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ___

                         _____________________________

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated May 14, 2003.

                 SHAREHOLDER INVESTMENT PROGRAM
                           PROSPECTUS

Exxon Mobil Corporation offers you the opportunity to participate in its Shareholder Investment Program. The Program lets you: purchase shares of ExxonMobil's common stock with no commission; reinvest all or a portion of your cash dividends in additional shares; and deposit share certificates for safekeeping. See "Important Considerations" and "Terms of the Program."

EquiServe Trust Company, N.A. (Equiserve), a federally chartered trust institution, is the Administrator for the Program. EquiServe, Inc., an affiliate of EquiServe and a transfer agent registered with the Securities and Exchange Commission ("SEC"), acts as a service agent for EquiServe. The Administrator purchases Program shares in the open market and the Corporation does not receive any proceeds. ExxonMobil stock is listed on the New York Stock Exchange under the symbol "XOM." The closing price of the common stock on May 13, 2003 was $35.53 per share.

This prospectus covers approximately 12,500,000 shares of common stock, no par value.

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

__________, 2003

                    ExxonMobil Shareholder Investment Program


HIGHLIGHTS
Following are some of the convenient features of the Program. Refer to "Important Considerations" and "Terms of the Program" for more complete information. Please read this entire prospectus carefully.


Buy With No Commissions
With the ExxonMobil Shareholder Investment Program, you don't need to call a stockbroker. ExxonMobil pays the commissions on all Program purchases. You can make purchases in a variety of ways, including by check, direct debit from your US bank account, or dividend reinvestment. Your investment dollars will be fully invested in ExxonMobil shares.


Open an Account for Only $250
If you are not an ExxonMobil shareholder, you can enroll in the Program with an initial cash investment of only $250. If you are already an ExxonMobil shareholder, you can enroll with a $250 cash investment, by depositing ExxonMobil shares for safekeeping, or by choosing to reinvest dividends on some or all of your ExxonMobil shares.

Make Additional Investments With as Little as $50
Once enrolled, you can make additional investments as small as $50, by check or by direct debit from your US bank account. Additional investments may be made on a one-time basis or on an automatic monthly schedule. Since you pay no commissions, your full investment goes to the purchase of ExxonMobil shares. The maximum cash investment is $200,000 per calendar year.


Invest Weekly, Sell Daily
You can buy and sell as frequently as weekly and you can vary the amount you invest. Sales are processed daily.

Reinvest Dividends Automatically
You can choose to have all or part of the dividends paid on your ExxonMobil shares automatically reinvested in additional shares.


Receive Dividends by Direct Deposit
If you elect not to reinvest dividends, you can have dividends deposited directly into your US bank account by electronic transfer on the dividend payment date.


Deposit Certificates for Safekeeping
You can protect your ExxonMobil share certificates from loss, theft or damage by depositing your shares for safekeeping. If you want new certificates sent to you, we'll do so at your request.


Invest in Tax-advantaged Accounts
EquiServe offers a variety of tax-advantaged IRA and similar accounts that invest in ExxonMobil shares through the Program. These accounts are generally available both for new contributions and for rollovers. For more information on this service, including special disclosures, fee information, and enrollment materials, call the EquiServe IRA Department toll-free at 1-800-472-7428.


Make Gifts of ExxonMobil Stock
You can make gifts or transfers of ExxonMobil shares at no charge. A Program account will be opened for the recipient and you can also request a special gift certificate.


Access and Manage your Account in Three Convenient Ways
You can access and manage your Program account by mail, by telephone, or through EquiServe's website.


Toll-Free Information
If you have questions about the Program or need assistance or information about other shareholder matters, call ExxonMobil Shareholder Services toll-free at:

1-800-252-1800

IMPORTANT CONSIDERATIONS

The purpose of the Program is to provide useful services for ExxonMobil shareholders. We are not recommending that you should buy or sell ExxonMobil shares. You should only use the Program after you have independently researched and made your investment decision.

The value of ExxonMobil shares may go up or down from time to time. We give no assurance as to whether or at what rate ExxonMobil will continue to pay dividends. Program accounts are not insured by the Securities Investor Protection Corporation, the Federal Deposit Insurance Corporation, or anyone else.



TERMS OF THE PROGRAM

Administrator
EquiServe Trust Company, N.A. (the "Administrator") administers the Program. The Administrator currently serves as transfer agent, registrar and dividend paying agent for the Corporation and may have other business relationships with the Corporation from time to time. The Administrator also sponsors Program IRAs and similar accounts.


Contact Information; Managing Your Account
You can contact the Administrator and manage your Program account in several ways:

  Mail. The Administrator's mailing address is: ExxonMobil Shareholder Investment Program, P.O. Box 43008, Providence, RI 02940-3008. For your convenience, as described in more detail below, pre-printed forms and envelopes are available for enrollment and for most Program features. These forms are available from the Administrator. Certain of the most commonly used forms will also be included with your account statement and other mailings from time to time.

  Telephone. You can call the Administrator toll-free from within the US at 1-800-252-1800. From outside the US, call collect at 781-575-2058. The telephone service is available for general shareholder information and questions; to request enrollment and other forms; to obtain account information; and, as described in more detail below, to manage some Program features.

  Internet. You can also enroll in the Program, obtain account and other shareholder information, and manage most Program features as described in more detail below through the Administrator's website. To find out how to access and use the Administrator's website, you can email the Administrator at: exxonmobil@equiserve.com, or call the telephone numbers given above. Material on the Administrator's website is solely the responsibility of the Administrator and is not part of this prospectus.


Eligibility
Any US person or entity can participate in the Program by fulfilling the requirements described under "Enrollment Procedures." A citizen or resident of a country other than the United States is also eligible if participation would not violate local laws applicable to you or to ExxonMobil.


Enrollment Procedures
First, read this prospectus carefully.

If you are not an ExxonMobil shareholder and are eligible, you may enroll in the

Program by either:

- Making an initial cash investment of at least $250 and not more than $200,000.
- Authorizing at least five (5) consecutive automatic monthly investments for at least $50 each.

If you are already an ExxonMobil shareholder and are eligible, you may enroll in the Program in any of the following ways:

- Depositing five or more share certificates with the Administrator for safekeeping.
- Electing to reinvest cash dividends paid on at least one whole share, provided you also own at least five (5) whole shares registered in your name.
- Making an initial cash investment of at least $250 and not more than 200,000.
- Authorizing at least five (5) consecutive automatic monthly investments for at least $50 each.

In all cases, you must complete and submit an enrollment form, either by mail or through the Administrator's website. At present, you may not enroll by telephone. Participation in the Program begins after the Administrator reviews and approves your forms and receives your funds or share certificates. See "Initial and Optional Investments" below for information on how to make initial investments or to authorize automatic monthly investments.


Investment Dates
A new investment period begins on each Investment Date. The "Investment Dates" are Thursday of each calendar week or, if the New York Stock Exchange is not open for business on any Thursday, the next day on which the New York Stock Exchange is open.


Initial and Optional Investments
Initial investments must be at least $250. You may make this initial investment in a single payment, or by authorizing automatic monthly investments of at least $50 each for a minimum of five (5) consecutive months. Thereafter, additional optional investments must be at least $50 for any single investment. The total amount of initial and optional investments may not be more than $200,000 in any calendar year, excluding qualified rollovers and plan distributions.

Investments can be made as follows and by any other means the Administrator accepts:

Personal Check. Make your check payable to "ExxonMobil" and return it to the Administrator with your enrollment form (in the case of an initial investment) or a pre-printed investment form (in the case of optional investments). Do not send cash, money orders, traveler's checks or third party checks. All personal checks must be made in US dollars and drawn on a US bank.

Direct Debit. You can make an initial or optional investment by authorizing the Administrator to debit your US bank account. At present, one-time direct debit transactions can only be authorized through the Administrator's website.

Automatic Monthly Investment. You can automatically invest a specified monthly amount (not less than $50) by direct debit from your US bank account. Automatic monthly investments may be initiated through the Administrator's website or by completing a pre-printed monthly investment form and returning it to the Administrator. At present, automatic monthly investments may not be initiated by telephone. Funds will be transferred from your account on the third business day before the last Investment Date of each month.

Automatic monthly investments will continue at the level you set until you instruct the Administrator otherwise. Once initiated, you can change or stop automatic monthly investments through the Administrator's website; by completing and returning a new monthly investment form; or by telephone. To be effective for a particular month, the Administrator must receive instructions to begin, change, or stop automatic monthly investments before the last business day of the prior month.


OTHER INVESTMENT INFORMATION
The Administrator must receive your funds at least two (2) business days before an Investment Date to begin investing on that Investment Date. Funds received later are held until the next investment period. No interest is paid on amounts held by the Administrator pending investment. Accordingly, you should transmit funds to the Administrator shortly before the deadline. All investments must be in US dollars and are subject to collection by the Administrator of full face value.

The Administrator will cancel or return your check investment if the Administrator receives your written request at least two business days before the Investment Date. Refunds will be made only after the Administrator actually receives the funds.

There is a fee of $25 for any optional investment returned unpaid, whether the investment was made by check or by an attempted debit from your bank account. By enrolling in the Program, you authorize the Administrator to deduct this fee by selling shares from your Program account.


Reinvesting Cash Dividends
You can reinvest cash dividends paid on all or some of your ExxonMobil shares. If you elect reinvestment, cash dividends paid on your certificated and/or book-entry ExxonMobil shares will be used to purchase additional ExxonMobil shares. Certificated shares are shares registered in your name and held in certificate form. Book-entry shares are shares registered in your name and credited to your Program account with the Administrator. Any cash dividends not reinvested will be sent to you by check or direct deposit.

You can initiate dividend reinvestment by making an election on the enrollment form. You can also initiate dividend reinvestment at a later date, change reinvestment levels, or stop dividend reinvestment through the Administrator's website or by telephone. To be effective for a particular dividend, the Administrator must receive instructions on or before the record date.

Direct Deposit
You can have any cash dividends not being reinvested deposited directly to your US bank account by completing a pre-printed direct deposit form and returning it to the Administrator. Once initiated, you can change deposit accounts or stop direct deposit by completing and returning a new form. At present, instructions to initiate direct deposit or change accounts can only be made by mail, but you can stop direct deposit by telephone. To be effective for a particular dividend, the Administrator must receive instructions before the record date.

Share Safekeeping
You can deposit stock certificates with the Administrator for safekeeping. To do so, we recommend that you send your ExxonMobil share certificates to the Administrator by registered mail with return receipt requested and insured for 3% of the market value. Mail your certificates together with a properly completed Enrollment Form or, after enrollment, with the appropriate pre-printed form. Do not endorse the share certificates. Safekeeping shares, registered in your name, will be credited in book-entry form to your Program account with the Administrator. The deposit of certificates for safekeeping does not affect dividend reinvestment.

Gift/Transfer of Shares
You can make gifts or transfer ownership of shares credited to your Program account by completing a pre-printed gift/transfer form and returning it to the Administrator. These requests must meet the same requirements as generally apply for the transfer of stock certificates, including the requirement of a Medallion signature guarantee on the form. At present, gifts and transfers may not be made through the internet or by telephone. If the recipient is not already a Program participant, the Administrator will open an account in the recipient's name. You will receive a Program prospectus to give to the recipient. The recipient will receive a statement showing the number of shares credited to the recipient's Program account. Gift certificates are also available on request to the Administrator.

Transferring Shares from a Broker
To transfer shares held for you by a bank, broker or other nominee into the Program, you must instruct the nominee to re-register the shares in your name and send you the share certificate. Once certificates are registered in your name, you may enroll in the Program by depositing the shares in your Program account for safekeeping. See "Share Safekeeping" above. You may also reinvest dividends on the shares registered in your name. See "Reinvesting Cash Dividends" above.

Share Certificates
Shares purchased through the Program will be registered in your name and credited in book-entry form to your Program account with the Administrator. You can get a share certificate for all or some of the whole ExxonMobil shares in your Program on request. Requests for certificates may be made through the Administrator's website; by mail using the appropriate pre-printed form; or by telephone. Any remaining whole or fractional shares will continue to be credited to your Program account with the Administrator. The issuance of a certificate for Program shares does not affect dividend reinvestment. Shares of stock credited in book-entry form to your Program account with the Administrator may not be pledged or assigned except through the gift/transfer procedure.

Selling Shares
You can sell any number of shares credited to your Program account on request. Normally, sale requests may be made through the Administrator's website; by mail using the appropriate pre-printed form; or by telephone. However, at present only written sale requests will be accepted if the anticipated market value of the sale is $100,000 or more AND the mailing address on your account has been changed within 30 days of the request.

Sale requests will be processed promptly after receipt by the Administrator, and will generally be executed no later than five (5) trading days after your request is received except as necessary in light of securities laws, stock exchange rules, or market disruption. Sale proceeds, less a service fee of $5 and applicable commissions (currently approximately $0.05 per share) are paid by check, usually within 24 hours after your sale transaction has settled. A request to sell all shares in your account will close your account. Sale requests received on or after the second business day before a dividend payment date may be processed after giving effect to any dividend reinvestment.

Closing a Program Account
You can close a Program account through the Administrator's website; by mail using the appropriate pre-printed form; or by telephone. The Administrator will issue and mail to you a certificate for all whole shares in the account, or you can specify that all (but not less than all) book-entry shares be sold. The Administrator will handle the sale as described under "Selling Shares" above. The cash value of any fractional shares will be paid to you by check. After an account is closed, you can not make further investments through the Program without re-enrolling.

Instructions to close an account received on or after the second business day before a dividend payment date may be processed after giving effect to any dividend reinvestment.


Source and Price of Purchased Shares
The Administrator will purchase shares in the open market. Shares purchased for a particular investment period are credited to your account at the weighted average price per share of all shares purchased by the Administrator for that investment period. The Corporation pays any commissions for the purchase of shares. The Administrator may combine your funds with those of other participants for the purpose of making purchases. The Administrator undertakes to purchase shares as soon as practicable beginning on the relevant Investment Date and in no event later than 30 days (in the case of dividend reinvestment) or 35 days (in the case of initial or optional investments) after the relevant Investment Date, except as necessary in light of securities laws, stock exchange rules or market disruptions.

The Administrator may begin purchasing shares for dividend reinvestment in advance of the dividend payment date. Dividend and voting rights on purchased shares begin on settlement.


Reports
You will receive each quarter a statement showing the amount invested; the purchase price; the number of shares purchased, deposited, sold, transferred, or withdrawn; the total number of shares accumulated; and other information. The Administrator may omit the statement for a quarter if there is no change in your account that quarter. The quarterly statement separately shows your book-entry and certificated share positions. You should retain these statements for income tax and other purposes. Replacement statements are available upon request from the Administrator or you may order directly by calling ExxonMobil Shareholder Services using the interactive voice response system. You may also view year-to-date transaction activity in your Program account for the current year, as well as activity in prior years, through the Administrator's website.

The Administrator sends a transaction statement promptly after each investment, deposit, sale or transfer, except that direct deposit of dividends and automatic monthly investments are not individually confirmed. The Administrator also sends you communications sent to all other record holders of Common Stock.

All notices, statements and reports will be addressed to you at the latest address on record with the Administrator. Address changes may be made through the Administrator's website or by telephone. Address changes must be received before the record date for a dividend in order for the dividend check and quarterly information to be mailed to the new address.


Miscellaneous
Stock Split or Stock Dividend. Unless the Corporation chooses another method of distribution, if you participate in the Program, stock dividends or split shares distributed on all shares registered in your name -- including shares you hold in certificate form and shares in book-entry form credited to your Program account -- will be added to your Program account in book-entry form.

If you have elected partial dividend reinvestment, the Administrator will adjust your election so that you continue to receive cash dividends on approximately the same percentage of your ExxonMobil shares as before the split.

Voting. You can vote shares credited to your Program account in person or by proxy via the Internet, telephone or the card sent to you.

Limitation of Liability. The Corporation, the Administrator and their representatives are not liable for good faith acts or omissions in administering the Program. This includes any claim of liability based on the prices or times at which shares are purchased or sold; any change in the market price of shares; or any failure to change elections or terminate an account prior to receipt of appropriate notice. In addition, the Corporation assumes no responsibility for the accuracy of any information contained in the Administrator's website. This is not a waiver of any rights you may have under securities laws.

Termination. The Corporation may suspend or terminate the Program at any time in whole or in part, or may terminate the participation of any participant. For example, it is currently the Corporation's practice to close the account of any participant who does not own at least five (5) whole shares of record. We might also be required to terminate the participation of persons in particular countries due to legal requirements. Notice of suspension or termination will be sent to you if you are affected. Upon any termination of the Program or of any participant, any whole and fractional shares will continue to be credited in book-entry form to the shareholder's account with the Administrator, unless the shareholder requests a certificate for the whole book-entry shares and a check for any fractional interest. As an alternative to issuing certificates upon termination of the Program, a participant may request the sale of all or part of the participant's book-entry shares. A check for the proceeds of the sale less the applicable fees and commissions will be sent to the participant.

Amendment; Interpretation. The Corporation may amend or modify the Program in whole or in part from time to time. The Administrator may also modify its procedures from time to time. Copies of the most recent prospectus, including current Program terms and conditions, are available from the Administrator and at ExxonMobil's website (www.exxonmobil.com). Other internet site materials are not part of the prospectus. Notice of material amendments or modifications will be mailed to you if you are affected. The Corporation retains the sole right to interpret the terms of the Program and to resolve questions that arise in its application.


THE CORPORATION
ExxonMobil was incorporated in the State of New Jersey in 1882. The Corporation's principal executive office is located at 5959 Las Colinas Blvd., Irving, Texas 75039-2298, and its telephone number is 972-444-1157.

Divisions and affiliated companies of ExxonMobil operate or market products in the United States and about 200 other countries and territories. Their principal business is energy, involving exploration for, and production of, crude oil and natural gas, manufacture of petroleum products and transportation and sale of crude oil, natural gas and petroleum products. ExxonMobil is a major manufacturer and marketer of basic petrochemicals, including olefins, aromatics, polyethylene and polypropylene plastics and a wide variety of specialty products. ExxonMobil also has interests in electric power generation facilities. Affiliates of ExxonMobil conduct extensive research programs in support of these businesses.


TAX CONSEQUENCES
The Corporation believes the following is an accurate summary of the US Federal tax consequences of participation in the Program as of the date of this prospectus. This summary may not reflect every possible situation that could result from participation in the Program. Thus, participants in the Program are advised to consult their own tax advisors.

In general, the amount of cash dividends paid by the Corporation is includable in income even though reinvested under the Program. Under this general rule, the cost basis for US Federal income tax purposes of any shares acquired through the Program will be the price at which the shares are credited by the Administrator to the account of the participant as described in the section entitled "Source and Price of Purchased Shares." Commissions paid by the Corporation on a participant's behalf are treated as distributions subject to income tax in the same manner as dividends. These amounts are, however, includable in the cost basis of shares purchased. Form 1099-DIV sent to participants and the Internal Revenue Service each year, as required, will show these amounts paid on their behalf.

A participant will generally not realize gain or loss for US Federal income tax purposes upon the withdrawal of shares in certificate form from the Program, but will generally realize gain or loss on the sale of shares.

The above rules may not be applicable to certain participants in the Program, such as tax-exempt entities (e.g., pension funds and IRAs) and foreign shareholders. These particular participants should consult their own tax advisors.

In the case of participants in the Program whose dividends are subject to US backup withholding, the Administrator will reinvest dividends less the amount of tax required to be withheld. In the case of foreign shareholders whose dividends are subject to US Federal tax withholding, the Administrator will reinvest dividends less the amount of tax required to be withheld. The filing of any documentation required to obtain a reduction in US withholding tax is the responsibility of the shareholder.


USE OF PROCEEDS
At present, the Administrator purchases ExxonMobil shares for the Program in the open market and the Corporation receives no proceeds.


LEGAL MATTERS
Counsel who has passed upon legal matters concerning the Program and the validity of the shares offered by this prospectus is James Earl Parsons. Mr. Parsons is regularly employed as Counsel for the Corporation and has various interests in the Corporation's Common Stock.


EXPERTS
The consolidated financial statements incorporated in this prospectus by reference to the Corporation's Annual Report on Form 10-K for the year ended December 31, 2002 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

FOR MORE INFORMATION
The Corporation files annual, quarterly, and current reports, proxy statements, and other information with the Securities and Exchange Commission (the "SEC"). You can read and copy these materials at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C.. You can also order copies of these materials, on payment of copying fees, by writing to the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. The Corporation's filings can also be read at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York, on which the Common Stock is listed. The SEC also maintains an internet site at www.sec.gov that contains materials filed by the Corporation.

Important information about the Corporation and its business and finances is incorporated by reference in this prospectus. This means the Corporation discloses that information by referring you to other documents separately filed with the SEC. The information incorporated by reference is part of this prospectus, except for information that is superceded by information in this document.

The SEC filings incorporated by reference are:

1.    Annual Report on Form 10-K for the year ended December 31, 2002.

2.    Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.

3. The description of the Common Stock contained in the Corporation's Registration Statement on Form S-4 (file No. 333-75659), and any document filed that updates that description.

As long as the Corporation continues to offer the Program, the Corporation also incorporates by reference additional reports, proxy statements, and other documents that the Corporation may file with the SEC after the date of this prospectus under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934.

The Corporation will provide each person to whom this prospectus is delivered with a free copy of any or all of the documents incorporated by reference, except for exhibits to such documents (unless the exhibit is specifically incorporated by reference). You can request copies by calling or writing ExxonMobil Shareholder Services, P.O. Box 43008, Providence, RI 02940-3008, telephone 1-800-252-1800.

                         SHAREHOLDER INVESTMENT PROGRAM
                                   PROSPECTUS

The Corporation has not authorized anyone to provide you with information that is different from what is contained in this prospectus. The Program is not available to any person to whom the Corporation may not legally offer it.

The date of this prospectus is __________, 2003. You should not assume that the information in this prospectus is still accurate as of any later date.

CONTENTS


Highlights..................................................................1
Important Considerations....................................................3
Terms of the Program........................................................3
      Administrator ........................................................3
      Contact Information; Managing Your Account............................3
      Eligibility...........................................................3
      Enrollment Procedures.................................................3
      Investment Dates......................................................4
      Initial and Optional Investments......................................4
      Other Investment Information..........................................5
      Reinvesting Cash Dividends............................................5
      Direct Deposit........................................................5
      Share Safekeeping.....................................................5
      Gift/Transfer of Shares...............................................6
      Transferring Shares from A Broker.....................................6
      Share Certificates....................................................6
      Selling Shares........................................................6
      Closing a Program Account.............................................6
      Source and Price of Purchased Shares..................................7
      Reports...............................................................7
      Miscellaneous.........................................................7
The Corporation.............................................................8
Tax Consequences............................................................8
Use of Proceeds.............................................................9
Legal Matters...............................................................9
Experts.....................................................................9
For More Information.......................................................10


Toll-Free Information
If you have questions about the Program or need assistance or information about other shareholder matters, call ExxonMobil Shareholder Services toll-free at:

1-800-252-1800

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 14. Other Expenses of Issuance and Distribution
         ___________________________________________

Securities and Exchange Commission Registration Fee ............. $ 80,040*
Printing and Engraving Expenses..................................   43,000**


      Total ..................................................... $123,040

*Previously paid
**Estimated


Item 15.  Indemnification of Directors and Officers.
          _________________________________________

ExxonMobil has no provisions for indemnification of directors or officers in its certificate of incorporation. Article X of the By-Laws of the Registrant provides that it shall indemnify to the full extent permitted by law any director or officer made or threatened to be made a party to any legal action by reason of the fact that such person is or was a director, officer, employee or other corporation agent of ExxonMobil or any subsidiary or served any other enterprise at the request of ExxonMobil against expenses, judgments, fines, penalties, excise taxes and amounts paid in settlement. The New Jersey Business Corporation Act provides for the indemnification of directors and officers under certain conditions.

ExxonMobil has purchased directors and officers liability insurance coverage from Ancon Insurance Company, Inc., a wholly-owned subsidiary of ExxonMobil.

Under the terms of the Agreement and Plan of Merger dated as of December 1, 1998, among ExxonMobil (formerly named Exxon Corporation),
Mobil Corporation ("Mobil") and Lion Acquisition Subsidiary Corporation, ExxonMobil has agreed that for seven years after November 30, 1999, the closing date of the merger, ExxonMobil will indemnify and hold harmless each person who was a director or officer of Mobil at or prior to the date of the merger agreement from their acts or omissions in those capacities occurring prior to the closing to the extent provided under Mobil's charter and by-laws as in effect on December 1, 1998.

Item 16.  Exhibits
          ________

See Index to Exhibits.

Item 17.  Undertakings
          ____________

(a)  The undersigned registrant hereby undertakes:

       (1) to file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

       (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

       (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

       (2) that for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

       (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by either registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas on the 14th day of May, 2003.

                                       EXXON MOBIL CORPORATION


                                       By:  /s/ Lee R. Raymond
                                            ________________________________
                                            Lee R. Raymond
                                            Chairman of the Board


      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date(s) indicated.


                                     Chairman of the           May 14, 2003
                  *
___________________________________  Board and Chief
          (Lee R. Raymond)           Executive Officer
                                     Principal
                                     Executive Officer)



                  *
___________________________________  Director                  May 14, 2003
         (Michael J. Boskin)



                  *
___________________________________  Director                  May 14, 2003
            (William T. Esrey)



                  *
___________________________________  Director                  May 14, 2003
          (Donald V. Fites)



                  *
___________________________________  Director                  May 14, 2003
          (James R. Houghton)



                  *
___________________________________  Director                  May 14, 2003
          (William R. Howell)


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                  *
___________________________________  Director                  May 14, 2003
        (Helene L. Kaplan)



                  *
___________________________________  Director                  May 14, 2003
       (Reatha Clark King)



                  *
___________________________________  Director                  May 14, 2003
      (Philip E. Lippincott)



                  *
___________________________________  Director                  May 14, 2003
       (Harry J. Longwell)




                  *
___________________________________  Director                  May 14, 2003
       (Henry A. McKinnell, Jr.)



                  *
___________________________________  Director                  May 14, 2003
       (Marilyn Carlson Nelson)



                  *
___________________________________  Director                  May 14, 2003
       (Walter V. Shipley)



                  *
___________________________________  Controller                May 14, 2003
      (Donald D. Humphreys)          (Principal
                                     Accounting Officer)



                  *
___________________________________  Treasurer                 May 14, 2003
       (Frank A. Risch)              (Principal
                                     Financial Officer)




* By:  /s/ Richard E. Gutman
       _____________________
       (Richard E. Gutman)
       Attorney-in-Fact

                                INDEX TO EXHIBITS


Exhibit Number                        Exhibit
______________                        _______


5                Opinion of James Earl Parsons, counsel for Exxon Mobil
                 Corporation*

23(a) Consent of James Earl Parsons (included in the opinion filed as Exhibit 5 to this Registration Statement)

23(b)            Consent of PricewaterhouseCoopers LLP

24               Power of Attorney



__________________________________
* Previously filed

EXHIBIT 23(b)


CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post-effective Amendment No. 1 to the Registration Statement on Form S-3 for the Exxon Mobil Corporation Shareholder Investment Program of our report dated
February 26, 2003, relating to the consolidated financial statements, which appears on page 38 of Exxon Mobil Corporation's Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading 'Experts' in such Registration Statement.


PRICEWATERHOUSECOOPERS LLP

Dallas, Texas
May 14, 2003

EXHIBIT 24

EXXON MOBIL CORPORATION

POWER OF ATTORNEY


      Each person whose signature appears below hereby constitutes and appoints Brian A. Maher, Patrick T. Mulva, Richard E. Gutman and Robert E. Harayda, and each of them, with full power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her own name, place and stead, in any and all capacities to sign a Registration Statement on Form S-3 relating to the issuance of the registrant's common stock under its Shareholder Investment Program (the "Program") and any and all amendments (including post-effective amendments and other amendments thereto) to such Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing as he or she could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature                      Title                           Date
_________                      _____                           _____

/s/Lee R. Raymond
______________________         Chairman of the Board           May 14, 2003
Lee R. Raymond

/s/Michael J. Boskin
______________________         Director                        May 14, 2003
Michael J. Boskin

/s/William T. Esrey
_____________________          Director                        May 14, 2003
William T. Esrey

/s/Donald V. Fites
______________________         Director                        May 14, 2003
Donald V. Fites

/s/James R. Houghton
______________________         Director                        May 14, 2003
James R. Houghton

/s/William R. Howell
______________________         Director                        May 14, 2003
William R. Howell

Signature                      Title                           Date
_________                      _____                           _____

/s/Helene L. Kaplan
______________________         Director                        May 1, 2003
Helene L. Kaplan

/s/Reatha Clark King
______________________         Director                        May 14, 2003
Reatha Clark King

/s/Philip E. Lippincott
______________________         Director                        May 14, 2003
Philip E. Lippincott

/s/Harry J. Longwell
______________________         Director                        May 14, 2003
Harry J. Longwell

/s/Henry A. McKinnell, Jr.
______________________         Director                        May 14, 2003
Henry A. McKinnell, Jr.

/s/Marilyn Carlson Nelson
______________________         Director                        May 14, 2003
Marilyn Carlson Nelson

/s/Walter V. Shipley
______________________         Director                        May 14, 2003
Walter V. Shipley

/s/Frank A. Risch
______________________         Treasurer                       May 14, 2003
Frank A. Risch                 (Principal Financial Officer)

/s/Donald D. Humphreys
______________________         Controller                      May 14, 2003
Donald D. Humphreys            (Principal Accounting Officer)